INFORMATION CIRCULAR

OF

CANDENTE RESOURCE CORP.

FOR THE ANNUAL AND SPECIAL GENERAL MEETING OF MEMBERS

This information is given as of May 8, 2003

I.   SOLICITATION OF PROXIES

This Information Circular is furnished in connection with the solicitation of proxies by the Management of Candente Resource Corp. (the "Company") for use at the Annual and Special General Meeting (the "Meeting") of the Members of the Company, to be held at the time and place and for the purposes set forth in the accompanying Notice of Meeting and at any adjournment thereof.

II.   PERSONS OR COMPANIES MAKING THE SOLICITATION

The enclosed Instrument of Proxy is solicited by Management. Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. The Company may reimburse Members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining authorization from their principals to execute the Instrument of Proxy. No solicitation will be made by specifically engaged employees or soliciting agents. The cost of solicitation will be borne by the Company. None of the Directors of the Company have advised that they intend to oppose any action intended to be taken by Management as set forth in this Information Circular.

III.  APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Instrument of Proxy are Directors or Officers of the Company. A Member has the right to appoint a person to attend and act for him on his behalf at the Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, a Member shall strike out the names of the persons named in the Instrument of Proxy and insert the name of his nominee in the blank space provided, or complete another Instrument of Proxy. The completed Instrument of Proxy should be deposited at the Company's Head Office at Suite 200-905 West Pender Street, Vancouver, British Columbia, V6C 1L6 at least 48 hours before the time of the Meeting or any adjournment thereof, excluding Saturdays and holidays.

The Instrument of Proxy must be dated and be signed by the Member or by his Attorney in writing, or, if the Member is a corporation, it must either be under its common seal or signed by a duly authorized officer.

In addition to revocation in any other manner permitted by law, a Member may revoke a Proxy either by (a) signing a Proxy bearing a later date and depositing it at the place and within the time aforesaid, or (b) signing and dating a written notice of revocation (in the same manner as the Instrument of Proxy is required to be executed as set out in the notes to the Instrument of Proxy) and either depositing it at the place and within the time aforesaid or with the Chairman of the Meeting on the day of the Meeting or on the day of any adjournment thereof, or (c) registering with the Scrutineer at the Meeting as a Member present in person, whereupon such Proxy shall be deemed to have been revoked.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxy-holders are permitted to vote at the Meeting. Most shareholders of the Company are "non-registered shareholders" because the Shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the Shares. More particularly, a person is not a registered shareholder in respect of Shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a) be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to Pacific Corporate Trust Company as provided above; or

(b) more typically, be given a voting instruction form whic h is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form.

Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Shares, which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the meeting in person, the Non-Registered Holder should strike out the names of the Management Proxyholders and insert the Non-Registered Holder's name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation."

IV.   VOTING OF SHARES AND EXERCISE OF DISCRETION OF PROXIES

On any poll, the persons named in the enclosed Instrument of Proxy will vote the shares in respect of which they are appointed and, where directions are given by the Member in respect of voting for or against any resolution, will do so in accordance with such direction.

In the absence of any direction in the Instrument of Proxy, it is intended that such shares will be voted in favour of the motions proposed to be made at the Meeting as stated under the headings in this Information Circular. The Instrument of Proxy enclosed, when properly signed, confers discretionary authority with respect to amendments or variations to any matters which may properly be brought before the Meeting. The enclosed Instrument of Proxy does not confer authority to vote for the election of any person as a Director of the Company other than for those persons named in this Information Circular. At the time of printing of this Information Circular, the Management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. However, if any other matters which are not now known to the Management should properly come before the Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the nominee.

V.   VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

On May 8, 2003, 27,786,320 common shares without par value were issued and outstanding, each share carrying the right to one vote. At a General Meeting of the Company, on a show of hands, every Member present in person shall have one vote and, on a poll, every Member shall have one vote for each share of which he is the holder.

Only Members of record on the close of business on May 8, 2003 who either personally attend the

Meeting or who complete and deliver an Instrument of Proxy in the manner and subject to the provisions set out under the heading "Appointment and Revocation of Proxies" will be entitled to have his or her shares voted at the Meeting or any adjournment thereof.

To the knowledge of the Directors and Senior Officers of the Company, the following persons beneficially own, directly or indirectly, or exercise control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company:

Name of Member	Number of Shares	Percentage of Issued and Outstanding Shares
Prudent Bear Fund	4,558,550	16.4%

The above information was provided by Management of the Company and the Registrar and Transfer Agent of the Company as of May 8, 2003.

VI.   INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere in this Information Circular, none of the Directors or Senior Officers of the Company, no proposed nominee for election as a Director of the Company, none of the persons who have been Directors or Senior Officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

VII.   INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

Other than as set out below or elsewhere in this Information Circular, no insider, no proposed nominee for election as a Director of the Company and no associate or affiliate of any such insider or proposed nominee, has any material interest, direct or indirect, in any material transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company.

A.   Related Party Transactions

During the Company's most recently completed financial year ended December 31, 2001, the Company incurred the following expenses to its directors as follows:

Twelve Month Period Ended December 31, 2002
Management Fees (1)	US$ 16,400
Geological Consulting Services (2)	US$ 84,000
Accounting Fees (3)	0

(1) Paid to Joanne C. Freeze

(2) Paid to Joanne C. Freeze and Fredy J. Huanqui G.

(3) Paid to De Visser Gray, Chartered Accountants, of which Peter de Visser is a partner.

VIII.   STATEMENT OF EXECUTIVE COMPENSATION

A.   Executive Officers of the Company

For the purposes of this Information Circular, "executive officer" and "named executive officer" of the Company have the meanings given to them in Form 41 of the Securities Act (British Columbia). The term "SAR" used herein refers to Stock Appreciation Rights for the period January 1 to December 31.

Name and Principal Position	Year	Annual Compensation			Long Term Compensation			All Other Compen -sation
		Salary $	Bonus $	Other Annual Compen -sation $(1)	Awards		Payouts
					Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)
Joanne C. Freeze President and CEO	2002 2001 2000 1999	$Nil $Nil $Nil $Nil	$Nil $Nil $Nil $Nil	US$50,200 US$42,000 US$42,000 US$42,000	350,000 90,000 (1) Nil 200,000 (2)	Nil Nil Nil Nil	Nil Nil Nil Nil	Nil Nil Nil Nil

(1) Perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total of the annual salary and bonus for any of the named executive officers.

(2) These options were granted on September 15, 1999 at an exercise price of $0.45 per share and subsequently re-priced to an exercise price of $0.15 per share.

(3) These options were granted on January 30, 2001 at an exercise price of $0.25 per share and subsequently re-priced to an exercise price of $0.15 per share.

Long-Term Incentive Plans -- Awards in Most Recently Completed Financial Year

During the most recently completed financial year ended December 31, 2002, the Company did not make any long-term incentive plan awards to its Directors, officers or employees.

Pension Plan

During the most recently completed financial year ended December 31, 2002, the Company did not have a pension plan for its Directors, officers or employees.

B. Directors of the Company

For the year ended December 31, 2002, Joanne C. Freeze, a director of the Company received payment for management and geological consulting service fees in the amount of US$50,200 (2001 - US$34,800) and accrued US$0.00 (2001 – US$7,200). Fredy J. Huanqui G, a director the Company received payment for geological consulting services in the amount of US$50,200 (2001 - US$42,000).

The Company does not have any non-cash compensation plans for its Directors and it does not propose to pay or distribute any non-cash compensation during the current financial year.

C. Options to Purchase Securities

During the Company's completed financial year ended December 31, 2002, the Company has granted 217,000 stock options to Directors or Officers.

Aggregated Option/SAR Exercises During the Most Recently Completed

Financial Year and Financial Year-End Option/SAR Values

During the Company's completed financial year ended December 31, 2002, the Directors and/or Officers have exercised 506,250 stock options.

Option and SAR Repricings

During the Company's completed financial year ended December 31, 2002, there were no Options or SAR repricings.

1X.   INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the Directors or Senior Officers of the Company or any associates or affiliates of the Company, are or have been indebted to the Company at any time since the beginning of the last completed financial year of the Company.

X.   PARTICULARS OF MATTERS TO BE ACTED UPON

A. Election of Directors

The persons named in the enclosed Instrument of Proxy intend to vote in favour of fixing the number of Directors at four (4). Although Management is only nominating four (4) individuals to stand for election, the names of further nominees for Directors may come from the floor at the Meeting. Advance Notice of the Annual General Meeting was published on April 18, 2003.

Each Director of the Company is elected annually and holds office until the next Annual General Meeting of the Members unless that person ceases to be a Director before then. In the absence of instructions to the contrary, the shares represented by Proxy will, on a poll, be voted for the nominees herein listed.

Management does not contemplate that any of the nominees will be unable to serve as a

Director.

Name and Residence of Proposed Directors and Present Offices Held	Principal Occupation	Number of Shares
Joanne C. Freeze, P.Geo Vancouver, BC, Canada President, Chief Executive Officer and Director	Professional Geoscientist, Vice- President of Stillwater Enterprises Ltd. since December 1985. President of the Company since May 1997	927,500 (1) 375,000 (2) 296,000 (3)
Ing. Fredy Jose Huanqui Guerra* Lima, Peru Vice-President of Exploration and Director

Professional Geologist – Engineer.

Exploration Manager with Oro Candente

Since May 1997. Exploration geologist

with American Barrick Corporation

from September 1996 to February 1997

and with Arequipa Resources Corp.

from September 1993 to September 1996

870,000 (1) 250,000 (2) NIL (3)
Peter de Visser* Vancouver, BC, Canada Chief Financial Officer and Director	Chartered Accountant. Principal of de Visser Gray since October 1987.	381,250 (1) 125,000 (2) 197,001 (3)
Larry Kornze* Eagle, ID, USA Director of Business Development and Director	Professional Engineer – Barrick Gold Corp. General Manager Exploration until mid 2001. Joined the Company’s Advisory Board on October 4, 2001 and on October 18, 2002 became a Director of the Company	25,000 (1)

*Denotes audit committee of the Company.

(1) These shares are common shares held directly.

(2) These shares are common shares held in escrow.

(3) These shares are common shares held indirectly.

The above information was provided by Management of the Company.

Peter de Visser was appointed to the Board of Directors on May 1, 1997. Joanne C. Freeze was appointed to the Board on July 11, 1997. Fredy J. Huanqui G. was appointed to the Board on April 1, 1999. Larry Kornze was appointed to the Board on October 18, 2002.

B.   Appointment of Auditor

The persons named in the enclosed Instrument of Proxy will vote for the appointment of Beauchamp & Company, Chartered Accountants, of 205 – 788 Beatty Street, Vancouver, BC, V6B 2M1, as Auditor of the Company for the ensuing year, until the close of the next Annual General Meeting of the Members at a remuneration to be fixed by the Directors.

C.   Stock Options

At the meeting, the Members of the Company will be asked to authorize the directors, in their discretion, to re-negotiate and amend the exercise price of any existing incentive stock options previously granted to Insiders upon such terms as may be acceptable to the TSX Venture Exchange.

Particulars of incentive stock options currently issued to Insiders as a group are summarized as follows:

Aggregate Number of Shares Which May be Purchased	Exercise Price	Expiry Date
376,750	$0.15	September 15, 2004 June 22, 2005 January 30, 2006 June 12, 2006
227,816	$0.17	February 6, 2007
118,750	$0.23	April 4, 2007
1,270,000	$0.33	April 23, 2007 September 6, 2007
1,300,000	$0.48	January 17, 2008 February 4, 2008

The term "insiders" is defined in the Securities Act (British Columbia) and generally includes directors, senior officers, the five highest paid employees and holders of greater than 10% of the voting securities of the Company and its subsidiaries.

Shareholder approval is required by the policies of the TSX Venture Exchange ("TSX") if a listed company wishes to decrease the exercise price of incentive stock options previously granted to insiders. The minimum exercise price permitted by the TSX is the "Discounted Market Price" which in summary is the market price at the time of an amendment, less the following discounts: for a market price up to $0.50, less 25%; for a market price between $0.51 and $2.00, less 20% and above $2.00, less 15%.

The Company has no current pla ns to amend any insider's options, but wishes shareholder approval in advance be approved of any possible future amendment in order to save the Company the expense of convening an Extraordinary General Meeting solely for the purpose of approving an amendment.

The policies of the TSX require approval by way of "disinterested-vote" which means that the amendment must be approved by a majority of the votes cast by shareholders voting at the meeting, excluding votes attaching to shares beneficially owned by Insiders who hold options, or to whom options may be issued, and their associates.

D. Stock Option Plan

a. Shares Reserved For Issuance

The Members of the Company will be asked to pass an ordinary resolution to authorize the Directors to increase the number of shares reserved for issuance under the Company's existing Stock Option Plan from 3,650,257 shares to 5,557,264 shares, representing 20% of the currently issued and outstanding shares of the Company. This resolution also requires approval by way of "disinterested-vote" as described in item X.C. above.

Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. Should any other matters properly come before the Meeting, the shares represented by the Instrument of Proxy solicited hereby will be voted on such matters in accordance with the best judgment of the persons voting by proxy.

The Company is a reporting issuer in Alberta due to its listing on the TSX. The following is required by the Securities Rules (Alberta):

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

IT IS AN OFFENCE UNDER THE SECURITIES ACT AND THE ALBERTA SECURITIES COMMISSION RULES FOR A PERSON OR COMPANY TO MAKE A STATEMENT IN A DOCUMENT REQUIRED TO BE FILED OR FURNISHED UNDER THE ACT OR THE RULES THAT AT THE TIME AND IN THE LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

DATED at Vancouver, British Columbia, this 8th day of May 2003.

BY ORDER OF THE BOARD

“Joanne C. Freeze ”

President & CEO